CHARTER OF THE EXECUTIVE COMMITTEE

OF THE BOARD OF DIRECTORS

OF

ALICO, INC.

Adopted October 29, 2009

I. PURPOSE

The Board of Directors (the “Board”) of Alico, Inc. (the “Corporation”)  appoints an Executive Committee (the “Committee”) so that there will be a committee of the Board empowered to act for the Board, to the full extent permitted by law, for the purpose of directing operational management and policies of the Corporation from time to time, including the adoption of productivity measures, when, in the judgment of the Committee, such directives would be in the interest of the Corporation, and to take all such further action between meetings of the Board, when, in the judgment of the Committee, prompt action is needed and it is not practical to convene a Board meeting, or the matter is not consequential enough to submit to the full Board and action is needed before the Board’s next regularly scheduled meeting.

II. MEMBERSHIP

The Committee shall consist of five directors, two of whom shall be the Chairman of the Board and the Vice Chairman of the Board.  In addition to the five initial members, the Committee shall also have an alternate member, who is also a director, who shall serve in the event that any of the initial members of the Committee are unable or unwilling to perform their duties and responsibilities as members of the Committee.  The Vice Chairman of the Board shall preside at meetings of the Committee. In the absence or inability to act of the Vice Chairman of the Board, or upon the request of the Vice Chairman of the Board, the Chairman of the Board shall preside at meetings of the Committee.

The Board shall appoint the Committee members (other than the Chairman and the Vice Chairman of the Board) annually based on the recommendations of the Nominating and Corporate Governance Committee. The Board may fill vacancies on the Committee and may remove a member from Committee membership at any time with or without cause.

III. COMMITTEE STRUCTURE AND OPERATIONS

All requirements imposed upon the full Board under the Florida Business Corporation Act and the Bylaws with respect to meetings, notice and waiver of notice, and quorum and voting requirements for the Board shall also apply to the Committee.

The Committee shall meet in person or by telephone conference, videoconference or other means of communications permitted under applicable Florida law, at the request of the Vice Chairman of the Board or a majority of the members of the Committee. Actions may be taken by unanimous written consent, as deemed necessary or appropriate by the Committee Chairman or by any other member of the Committee. Minutes of each meeting shall be prepared by the Secretary or any Assistant Secretary of the Corporation or such other person designated by the Committee Chairman as Acting Secretary of the Committee, and when approved, shall be distributed to all Board members. The Committee may meet with members of management, consultants or advisors as it may deem necessary or appropriate.

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities. In particular, the Committee shall have direct and unrestricted access to the Corporation’s management and non-management personnel and all corporate records, and it shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

At each regularly-scheduled meeting of the Board of Directors, the Executive Committee shall provide a full report of all such actions taken or decisions made by the Executive Committee since the previous regularly-scheduled meeting of the Board.  The  Board shall review the actions taken and decisions made by the Executive Committee as presented and shall ratify, modify or rescind such actions or decisions; provided however, that any action taken by the Executive Committee shall be fully effective until modified or rescinded by the action of the Board.

IV. RESPONSIBILITIES AND DUTIES

                The Committee may, in the intervals between meetings of the Board, exercise all or any of the powers of the Board, except that in accordance with Section 607.0825 of the Florida Business Corporation Act, the Committee may not take any action to:

(1) Approve or recommend to shareholders actions or proposals required by the Florida Business Corporation Act to be approved by shareholders.

(2) Fill vacancies on the Board or any committee thereof.

(3) Adopt, amend or repeal the Bylaws.

(4) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board.

(5)          Authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board may authorize a committee (or senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board.

                The Committee also shall perform the following functions for the Corporation:

(1) Review and reassess the adequacy of this Committee Charter periodically and submit any recommended changes to the Board for approval.

(2) Discharge any other duty or responsibility assigned to it by the Board.

(3) Report to the Board with respect to any meetings of the Committee and any significant actions taken pursuant to this Section IV.